Exhibit 10.6

NCO GROUP, INC.

AMENDED AND RESTATED

RESTRICTED SHARE PLAN

Adopted November 15, 2006

Amended and Restated as of March 28, 2008

NCO GROUP, INC. RESTRICTED SHARE PLAN

ARTICLE I.

PURPOSE OF THE PLAN

1.1. The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining valued employees and directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such employees and directors.

ARTICLE II.

DEFINITIONS

2.1. “Award” means an award of Restricted Shares under the Plan.

2.2. “Award Agreement” means the agreement between the Company and a Holder pursuant to which an Award is granted and which specifies the terms and conditions of that Award, including the vesting requirements applicable to that Award.

2.3. “Board” means the Board of Directors of the Company.

2.4. “Cause” means

2.4.1. an indictment of a Holder in connection with a crime involving moral turpitude or any felony, which materially adversely affects the Company or Holder’s ability to perform the duties of his employment or directorship, as the case may be;

2.4.2. a conviction of, or a plea of guilty or no-contest by, Holder to any felony;

2.4.3. the Holder’s dishonesty, fraud, unethical or illegal act, misappropriation or embezzlement which does (or would reasonably be likely to) materially damage the Company or the Company’s reputation;

2.4.4. willful or deliberate material violations of Holder’s obligations to the Company; or

2.4.5. material breach of any of the terms or conditions of an employment agreement between Employee and the Company,

Provided however, that a Holder shall have 20 days following notice from the Company to cure, if susceptible of cure, an event specified in Sections 2.4.4 or 2.4.5 above.

2.5. “CEO” means the Company’s President and Chief Executive Officer.

2.6. “Change in Control” shall have the meaning ascribed to such term in the Stockholders Agreement.

2.7. “Code” means the Internal Revenue Code of 1986, as amended.

2.8. “Committee” means the Board or a committee of Board members designated by the Board to administer the Plan under ARTICLE IV; provided that, in either case, with respect to Awards granted before the Company’s Common Stock becomes Publicly Traded, the CEO may be a member of such Committee.

2.9. “Common Stock” means the Class A Common Stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of ARTICLE VII.

2.10. “Company” means NCO Group, Inc., a Delaware corporation, or any successor corporation.

2.11. “Director” means any member of the Board of the Company that is not also an Employee, excluding however, any director that is an employee or partner of One Equity Partners, II, L.P.

2.12. “Employee” means an officer or other key employee of the Company or a Subsidiary, including a director who is such an employee.

2.13. “Fair Market Value” means the fair market value, as determined, in good faith, by the Board; provided however, in the event of an exercise by the Company of its purchase option, Fair Market Value shall be determined in accordance with the Stockholders Agreement. Notwithstanding the foregoing, in the event that the Company’s Common Stock becomes Publicly Traded, Fair Market Value shall be determined based upon the closing price on the trading day prior to the applicable date.

2.14. “Good Reason” means

2.14.1. a material diminution of Employee’s duties or responsibilities under a contract of employment with the Company;

2.14.2. a material decrease in the Employee’s base salary or bonus opportunity or other material benefits, other than in connection with such a reduction occasioned by the Company’s business conditions or prospects and applicable to all similarly situated Company employees;

2.14.3. any material violation by the Company of a contract of employment with the Employee

Provided however, that the Company shall have 20 days following notice from the Employee to cure, if susceptible of cure, an event specified in Section 2.14 above.

2.15. “Holder” means an Employee or Director to whom an Award is made, or the Successor of the Holder, as the context so requires.

2.16. “Initial Grant” means those Awards granted on or about the Closing Date (as defined in the Stockholders Agreement).

2.17. “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.18. “Plan” means the NCO Group, Inc. Restricted Share Plan herein set forth, as amended from time to time

2.19. “Public Offering” shall have the meaning ascribed to such term in the Stockholders Agreement.

2.20. “Publicly Traded” means that the Company’s Common Stock is listed on an established stock exchange or exchanges, or is quoted on NASDAQ or a similar quotation system.

2.21. “Restricted Share” means Common Stock awarded by the Committee under ARTICLE VI.

2.22. “Restriction Period” means, with respect to particular Restricted Shares, the period during which such Restricted Shares are subject to forfeiture. The Restriction Period shall not lapse with respect to any Restricted Shares until all conditions imposed on such Restricted Shares under this Plan and the applicable Award Agreement have been satisfied.

2.23. “Stockholders Agreement” means the Stockholders Agreement by and among the Company, One Equity Partners II, L.P. (“OEP II”), OEP II Partners Co-Invest, L.P. and the Management Investors named therein, dated as of November 15, 2006, as it may hereafter be amended from time to time.

2.24. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.25. “Successor” means: (i) the legal representative of the estate of a deceased Holder or (ii) the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or other transfer or by reason of the death of the Holder or (iii) persons who shall acquire the right to exercise an Option on behalf of the Holder as the result of a determination by a court or other governmental agency of the incapacity of the Holder.

ARTICLE III.

ELIGIBILITY

3.1. Any Employee who is designated by the CEO and approved by the Committee shall be eligible to receive an Award, provided, however, that no Shares will be issued to an Employee unless such Employee becomes a party to the Stockholders Agreement (so long as the Stockholders Agreement is still in effect).

3.2. Any Director who is designated by the Committee shall be eligible to receive an Award, provided, however, that no Shares will be issued to a Director unless such Director becomes a party to the Stockholders Agreement (so long as the Stockholders Agreement is still in effect).

ARTICLE IV.

ADMINISTRATION AND IMPLEMENTATION OF PLAN

4.1. The CEO shall, from time to time, make recommendations to the Committee of the Employees to receive Awards and the amount of an Award to any such Employee. The Committee shall, from time to time, make determinations of the Directors (which may include members of the Committee) to receive Awards and the amount of an Award to any such Directors.

4.2. The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in approving, or not, as it shall determine, the CEO’s recommendation of the Employees to whom Awards will be granted and the amount of an Award to any such Employee, in determining whether, and to what extent, Awards may be transferable by the Holder in accordance with Article III of the Stockholders Agreement, and in determining the terms and conditions of Awards granted under the Plan.

4.3. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) approve from time to time those eligible Employees and Directors to whom Restricted Shares are to be awarded and the number of shares subject to each such Award; (ii) determine the Restriction Period applicable to an Award; (iii) determine the time or times when and the manner and condition in which each Award shall vest; (iv) determine the extent, if any, to which any such vesting shall accelerate upon a Change in Control or Public Offering; and (v) determine or impose other conditions to the receipt of shares subject to the Award under the Plan as it may deem appropriate.

4.4. The Committee may condition the expiration of a Restriction Period upon: (i) the Holder’s continued service over a period of time with the Company or its Subsidiaries, (ii) the achievement by the Holder, the Company or its Subsidiaries of any other performance goals set by the Committee, or (iii) any combination of the above conditions, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained.

4.5. The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes to such regulations as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all actions taken by the Committee, shall be final and binding on Holders.

4.6. The Committee may amend any outstanding Awards without the consent of the Holder to the extent it deems appropriate; provided however, that, in the case of amendments adverse to the Holder, the Committee must obtain the Holder’s consent to any such amendment.

ARTICLE V.

SHARES OF STOCK SUBJECT TO THE PLAN

5.1. Subject to adjustment as provided in ARTICLE VII, the total number of shares of Common Stock available for Awards under the Plan shall be 336,666.67 shares.

5.2. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

ARTICLE VI.

RESTRICTED SHARES

6.1. Awards of Restricted Shares shall be evidenced by Award Agreements. Such agreements shall conform to the requirements of the Plan and the Stockholders Agreement and may contain such other provisions as the Committee shall deem advisable.

6.2. Upon determination of the number of Restricted Shares to be granted to the Holder, the Committee shall direct that a certificate or certificates representing that number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s) representing such shares shall bear appropriate legends as to sale, transfer, assignment, pledge or other encumbrances to which such shares are subject, both during the Restriction Period and thereafter under the Stockholders Agreement, and shall be deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

6.3. Unless otherwise determined by the Committee, during the Restriction Period the Holder shall have the right to receive the Holder’s allocable share of any cash dividends declared by the Company on its Common Stock and to vote the Restricted Shares in accordance with applicable law.

6.4. The Award Agreement shall specify the duration of the Restriction Period and the financial, performance, employment, termination of employment or other conditions under which the Restricted Shares may be forfeited to the Company. At the end of the Restriction Period, when all such conditions have been satisfied, the restrictions imposed hereunder shall lapse with respect to the number of Restricted Shares as determined by the Committee, and any legend described in Section 6.2 that is then no longer applicable shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). The Board may, in its sole discretion, modify (in a manner not adverse to the Holder except as provided in Section 6.5 below) or accelerate the vesting and delivery of Restricted Shares. The Board shall endeavor, in good faith, to avoid the application of Section 409A of the Code to any amended Award by reason of the acceleration of (i) the vesting of any Award under the Plan, or (ii) the time of any payment under the Plan.

6.5. A Holder or Successor who is awarded Restricted Shares shall, regardless of whether the Restriction Period with regard to such Award has lapsed, be bound by the Stockholders Agreement to the same extent as would a Management Investor, as that term is defined in the Stockholders Agreement. Accordingly, any Restricted Shares issued under the Plan shall be held, transferred, sold or otherwise disposed of only in accordance with the Stockholders Agreement. Without limiting the generality of the foregoing, each Holder or Successor shall comply with the provisions set forth in the Stockholders Agreement with regard to a Change in Control, as well as be bound by any transfer restrictions, restrictive covenants and other obligations delineated in the Stockholders Agreement.

6.6. Upon a Change in Control, or a Public Offering, or the exercise of the Committee’s discretion to vest all Awards under Section 4.3, any then outstanding Awards shall be treated as provided in the applicable Award Agreement.

6.7. Unless specifically provided otherwise in an Award Agreement, or as determined by the Committee in the event of termination for Cause, upon a termination of a Holder’s employment (in the case of an Employee) or directorship (in the case of a Director) for any reason, the Holder’s Restricted Shares shall be subject to the Company’s repurchase as described in ARTICLE IX below.

ARTICLE VII.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

7.1. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate.

ARTICLE VIII.

EFFECTIVE DATE, TERMINATION AND AMENDMENT

8.1. The Plan shall become effective on November 15, 2006 and shall remain in full force and effect until the earlier of ten years from the date of its adoption by the Board, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that any such termination of the Plan shall not affect Awards outstanding under the Plan at the time of termination.

ARTICLE IX.

REPURCHASE OF VESTED AWARDS

9.1. In the event that no Public Offering has occurred and the Holder shall cease to be employed by the Company or its Subsidiary for any reason (including, but not limited to, death, temporary or permanent disability, retirement at age 65 or more under normal retirement policies, resignation or termination by the Company or a Subsidiary) within five years of the Closing Date (as defined in the Stockholders Agreement) in the case of an Initial Grant or within five years of the date of any subsequent grant of Restricted Shares, the Company shall have the right and option to purchase all of the Holder’s Restricted Shares that are vested or otherwise have not been forfeited on the terms set forth in Section 3.2 of the Stockholders Agreement. Unless otherwise determined by the Committee, the purchase price paid by the Company shall be the “Option Purchase Price” as such term is defined in Section 3.2(c) of the Stockholders Agreement.

ARTICLE X.

TRANSFERABILITY

10.1. Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Committee may grant Awards that are transferable by the Holder during his lifetime, but such Awards shall be transferable only to the extent specifically provided in an agreement entered into with the Holder and subject to the Stockholders Agreement. The transferee of the Holder shall, in all cases, be subject to the Plan, the Stockholders Agreement and the provisions of the Award Agreement between the Company and the Holder.

ARTICLE XI.

GENERAL PROVISIONS

11.1. Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right to continued employment by the Company or any Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any Employee at any time.

11.2. For purposes of this Plan, a transfer of employment between the Company and its Subsidiaries shall not be deemed a termination of employment.

11.3. Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award or the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. The Company may, at the request of the Holder, have the right to retain the number of shares of Common Stock whose Fair Market Value equals the amount legally required to be withheld in satisfaction of the applicable withholding taxes. If the Company agrees to such withholding of Common Stock, the number of shares to be withheld shall be that number, the fair market value of which, equals, or exceeds by less than the value of a whole share, the legally required withholdings. The value of any factional share in excess of the legally required withholdings shall be paid to the Holder in cash.

11.4. To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of Delaware and construed accordingly.